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                                                                 EXHIBIT 10.3(b)



                          GAYLORD CONTAINER CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                        AS AMENDED AND RESTATED EFFECTIVE
                                  MARCH 1, 2000

                                    ARTICLE 1

                                  Introduction

         1.1 The Plan and Its Effective Date. Gaylord Container Corporation Supplemental Executive Retirement Plan (the "plan") has been established by Gaylord Container Corporation, a Delaware corporation (the "company"), effective June 1, 1995 (the "effective date") as amended from time to time.

         1.2 Purpose. The company maintains the Gaylord Container Retirement Plan (the "retirement plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code. The purpose of this plan is to provide to a select group of management or highly compensated employees benefits in addition to those provided under the retirement plan.

                                    ARTICLE 2

                           Participation and Benefits

         2.1 Eligibility. The persons designated by the Compensation Committee of the Board of Directors (the "committee"), shall be participants in the plan. The following persons have been designated as participants:

         Dale E. Stahl             President and Chief Operating Officer

         Daniel P. Casey           Executive Vice President and Chief
                                   Financial Officer

         Lawrence G. Rogna         Senior Vice President

         R. Bruce Grimm            Vice President, Primary Products Sales &
                                   Marketing

         Michael J. Keough         Vice President and General Manager,
                                   Container Operations

         Ray C. Dillon             Vice President, Primary Product Operations

         Jeffrey B. Park           Vice President, Corporate Controller

         David F. Tanaka           Vice President, General Counsel and Secretary



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         2.2 Normal Benefit. Subject to the provisions of section 2.3 of the plan and the conditions and limitations of the plan, a participant shall be entitled to receive under this plan an annual pension benefit in an amount equal to the excess of (a) over (b) below:

                  (a) the participant's "final average pay" multiplied by the "applicable percentage".

                  (b) the benefit payable under the retirement plan plus the participant's annual primary Social Security benefit, as defined in the retirement plan.

         A participant's final average pay shall be the average of the participant's base salary plus incentive awards, excluding awards under the Shareholder Value Plan, for each of the four calendar years during the last 10 calendar years of the participant's employment for which such total base salary plus incentive awards received by such participant was greatest.

         A participant's applicable percentage shall be determined in accordance with the following table, based on the participant's age on the date of termination of employment.

                  Age                            % Final Average Pay
                  ---                            -------------------
                  65                                       60%
                  64                                       57.5
                  63                                       55
                  62                                       50
                  61                                       45
                  60                                       40
                  55                                       35

         2.3 Termination Prior to Age 55. A participant who retires or terminates employment on or after age 55 with five years of service shall be entitled to the normal benefit set forth in section 2.2. If a participant terminates employment prior to age 55 with five years of service, his benefit shall be his normal age 55 benefit multiplied by a fraction, the numerator of which is his actual years of service and the denominator of which is the number of years of service he would have if he terminated on the day he attains age 55.

         If a participant terminates employment before being credited with five years of service, his benefit shall be further reduced in accordance with the following schedule:

                  Years of Service                 % of Benefit Payable
                  ----------------                 --------------------
                          1                                 20%
                          2                                 40
                          3                                 60
                          4                                 80



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         2.4 Change in Control. Notwithstanding anything herein to the contrary, in the event of a "change in control", each participant shall have the absolute right to receive payment of his benefit in the form of an immediate lump sum payment whether or not the participant continues employment with the successor company and the benefit payable to a participant who has not attained age 55 shall be the normal age 55 benefit without the reduction set forth in section
2.3. A "change in control" shall be deemed to have occurred;

                  (a) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of Gaylord representing 50% or more of the combined voting power of Gaylord's then outstanding securities; or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by Gaylord's stockholders was approved by at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof, or

                  (c) the stockholders of Gaylord approve a merger or consolidation of Gaylord with any other corporation, other than a merger or consolidation which would result in all or a portion of the voting securities of Gaylord outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Gaylord or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Gaylord approve a plan of complete liquidation of Gaylord or an agreement for the sale or disposition by Gaylord of all or substantially all of Gaylord's assets, other than a sale to an Exempt Person.

         2.5 Pre-retirement Death Benefit. If a participant dies before he has begun to receive benefits under the plan, his spouse shall receive a lump sum payment in the amount equal to the present actuarial value of the spouse's benefit payable as if the participant had retired or terminated employment on the date of his death.

         2.6 Payment of Benefits. Except as provided under Section 2.4 and 2.5, a participant's benefit under this plan shall be paid to him, and in the event of his death prior to his receipt of all benefits payable under the plan, to his beneficiary, in the normal or optional form of payment elected by or otherwise applicable to participant under the retirement plan; provided that a participant may elect at any time prior to retirement to receive payment in a lump sum in an amount mutually agreeable to the participant and the committee; provided, further, that such election must be on file with the company prior to the first day of the year in which the participant retires or otherwise terminates his employment and provided, further that such lump sum election shall be permitted only with the consent of the committee in its sole discretion.


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         2.7 Lump Sum Payments.

                  (a) In calculating the amount of any lump sum or installment payments, actuarial equivalence shall be calculated based on the actuarial assumptions applicable to a lump sum payment under the retirement plan.

                  (b) The benefit payable under Section 2.4 of the plan as a lump sum amount shall be equal to an amount which is sufficient to provide, on an after-tax basis, monthly benefits for the life of the participant and the life of the participant's spouse if a joint and survivor benefit is payable under the retirement plan commencing at the "commencement date" (as herein defined) actuarially equivalent to the product of (i) times (ii) where:

                           (i) is one minus the participant's, or if he is
deceased his spouse's, marginal tax rate in effect as of the date of the change in control, and

                           (ii) is the monthly benefit otherwise payable under
the plan if the participant had retired and started benefits on the commencement date.

                  The "after-tax basis" and "marginal tax rate" as described above shall be determined by the Committee, with the assistance of the Actuary.

                  For purposes of a lump sum payment in accordance with Section 2.4, the "commencement date" shall be the later of the date of a change in control or the participant's attainment of age 55.

         2.8 Funding. Benefits payable under this plan to a participant or his beneficiary shall be paid directly by the company. The company shall not be required to segregate on its books or otherwise any amount to be used for payment of benefits under this plan.

         2.9 Termination for Serious Misconduct. In the event a participant is terminated for serious misconduct, as defined below, no amount shall be payable to such participant under the plan. "Serious Misconduct" means embezzlement or misappropriation of corporate Rinds, other acts of dishonesty, commission of a felony, willful refusal to perform or substantial disregard of the duties imposed by his employment contract with Gaylord, significant violation of any statutory or common law duty of loyalty to Gaylord, or repeated acts tending to bring Gaylord into public disgrace or disrepute, including but not limited to, alcohol, drug or other substance abuse.

                                    ARTICLE 3

                               General Provisions

         3.1 Committee. This plan shall be administered by the committee responsible for administration of the retirement plan. The committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this plan as it has with respect to the retirement plan.


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         3.2 Beneficiary. A participant's "beneficiary" under this plan means any person who becomes entitled to benefits under the retirement plan because of the participant's death; provide that, if a participant dies while his benefits under this plan are payable to him in installments, his beneficiary under this plan shall be either the person or persons designated by him by signing and filing a beneficiary designation form in the time and manner prescribed by the committee or if the beneficiary designated above dies before the date of the participant's death, any one or more of the participant's estate and his relatives by blood or marriage, in such proportions as the committee shall determine.

         3.3 Employment Rights. Establishment of the plan shall not be construed to give any participant he right to be retained in the company's service or to any benefits not specifically provided by the plan.

         3.4 Interest Not Transferable. Except as to withholding of any tax under the laws of the United States or any state, the interests of the participants and their beneficiaries under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. No participant shall have any right to any benefit payments hereunder prior to his termination of employment with the company and all other Gaylord Companies, as defined in the retirement plan.

         3.5 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under a legal disability or in the committee's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the committee may direct the payment of such benefit to such person's legal representative or to a relative or friend of such person for such. Person's benefit, or the committee may direct the application of such benefits for the benefit of such person in any manner which the committee may select that is consistent with the plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

         3.6 Limitation of Liability. To the extent permitted by law, no person (including the company, its Board of Directors, the committee, any present or former member of the company's Board of Directors or the committee, and any present or former officer of the company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan.

         3.7 Controlling Law. The laws of Illinois shall be controlling in all matters relating to the plan.

         3.8 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         3.9 Action by the Company. Any action required of or permitted by the company under the plan shall e by resolution of the committee.


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         3.10 Successor to the Company. The term "company" as used in the plan shall include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company's assets or otherwise.

                                    ARTICLE 4

                            Amendment and Termination

         While the company expects to continue the plan, it must necessarily reserve and hereby does reserve the right to amend the plan from time to time or to terminate the plan at any time; provided that no amendment of the plan, nor the termination of the plan may cause the reduction or cessation of any benefits that were accrued as of the date of such amendment or termination and otherwise would be payable under this plan, but for such amendment or termination.

         IN WITNESS WHEREOF, this plan has been executed on behalf of the company by its duly authorized officers as of the day and year first above written.


                                              GAYLORD CONTAINER CORPORATION

                                          By:
                                              ----------------------------------
                                              Its: Chairman and Chief
                                                   Executive Officer


ATTEST:

By:
   ------------------------
   Its:  Secretary
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